DRYDEN MUNICIPAL SERIES FUND
(formerly known as Prudential Municipal Series Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                    April 23, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:	Dryden Municipal Series Fund
         	(formerly known as Prudential Municipal Series Fund)
         File No.:  811-4023


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month year ended February 29, 2004 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                     Very truly yours,


                                          /s/Marguerite E.H. Morrison
                                             Marguerite E.H. Morrison
                                              Chief Legal Officer and
                                                  Assistant Secretary



Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 23rd day of April, 2004.




DRYDEN MUNICIPAL SERIES FUND
(formerly known as Prudential Municipal Series Fund)






Witness:/s/Marguerite E.H. Morrison		By:/s/Grace C. Torres
            Marguerite E.H. Morrison		      Grace C. Torres
            Chief Legal Officer and	      Treasurer and Principal
            Assistant Secretary 	     Financial and Accounting
 Officer
























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